Exhibit (q)

IMPORTANT NOTICE

PRIOR TO INVESTING IN THE FUND, ALL SUBSCRIBERS MUST CAREFULLY READ THE FUND’S PROSPECTUS AND THE FUND’S AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST ATTACHED THERETO. AN INVESTMENT IN THE FUND INVOLVES RISKS AND CONFLICTS AS DESCRIBED IN THE FUND’S PROSPECTUS. SHARES IN THE FUND ARE ONLY APPROPRIATE FOR THOSE INVESTORS WHO CAN TOLERATE A HIGH DEGREE OF RISK AND DO NOT REQUIRE A LIQUID INVESTMENT. NO SHAREHOLDER WILL HAVE THE RIGHT TO TRANSFER ITS SHARES WITHOUT THE PERMISSION OF THE FUND AND NO SHAREHOLDER WILL HAVE THE RIGHT TO REQUIRE THE FUND TO REPURCHASE SHARES. ACCORDINGLY, YOU SHOULD CONSIDER THAT YOU MAY NOT HAVE ACCESS TO THE FUNDS YOU INVEST IN THE FUND FOR AN INDEFINITE PERIOD OF TIME.

Hamilton Lane Private Secondary Fund Subscription Document

This subscription booklet (the “Application”) is utilized for the private offering of shares of beneficial interest (the “Shares”) in the Hamilton Lane Private Secondary Fund (the “Fund”). This Application may be used only by investors that are “accredited investors” within the meaning of Rule 501 promulgated under Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and “qualified clients” within the meaning of Rule 205-3 under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

All Applications must be received FIVE BUSINESS DAYS before the end of the month for a subscription to be accepted.

ALL WIRED AMOUNTS must be received THREE BUSINESS DAYS before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt.

ALL PURCHASE CHECKS must be received TEN BUSINESS DAYS before the end of the month for a subscription to be accepted and effective as of the beginning of the month immediately following such receipt. In order to purchase, all checks must clear prior to month end.

NOTE that subscriptions by individual retirement accounts (“IRAs”) require the signature of the qualified IRA custodian or trustee of the IRA.

DISCRETIONARY ACCOUNTS must provide a copy of the Investment Management Agreement. If you have discretion on the account, you are an Authorized Signor and may sign on behalf of the client.

For more information, please call us toll-free at: 1.888.882.8212

Return completed Application, together with supporting documentation via the options listed below:

REGULAR DELIVERY HAMILTON LANE PRIVATE SECONDARY FUND PO BOX 2175, MILWAUKEE, WI 53201	OVERNIGHT DELIVERY HAMILTON LANE PRIVATE SECONDARY FUND C/O UMB FUND SERVICES 235 W GALENA ST, MILWAUKEE, WI 53212
FAX: 816-816-3138	EMAIL: autoaiprocessing@umb.com

WIRING INSTRUCTIONS: CLASS I SHARE

UMB Bank N.A.

928 Grand Boulevard

Kansas City, MO 64106

ABA: [●]

Account Number: [●]

Account Name: Hamilton Lane Private Secondary Fund Class I

FBO: (Insert Investor Name)

WIRING INSTRUCTIONS: CLASS R SHARE

UMB Bank N.A.

928 Grand Boulevard

Kansas City, MO 64106

ABA: [●]

Account Number: [●]

Account Name: Hamilton Lane Private Secondary Fund Class R

FBO: (Insert Investor Name)

WIRING INSTRUCTIONS: CLASS Y SHARE

UMB Bank N.A.

928 Grand Boulevard

Kansas City, MO 64106

ABA: [●]

Account Number: [●]

Account Name: Hamilton Lane Private Secondary Fund Class Y

FBO: (Insert Investor Name)

Acknowledgment

A)       I agree to become a shareholder of the Fund and in connection therewith subscribe for and agree to purchase Shares of the Fund on the terms provided for in (i) this Application, (ii) the Fund’s Prospectus (“Prospectus”) and Statement of Additional Information (“SAI”), (iii) the Amended and Restated Agreement and Declaration of Trust (together with this Application, the Prospectus and SAI, the “Fund Documents”) and (iv) the Privacy Notice of the Fund in which I am investing and agree to be bound by their terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

B)       I authorize the Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Fund Document s for this account. I agree that neither the Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

C)       I am aware that an investment in the Fund involves substantial risks and have determined that a subscription is a suitable investment for me and that, at this time, I can bear a complete loss of my entire investment therein.

D)       I understand that under the terms of the Fund Documents, shareholders cannot withdraw from the Fund and Shares cannot be transferred, except as provided in the Fund Documents. I understand that liquidity is generally only available through periodic tender offers by the Fund, that the Fund is under no legal obligation to conduct any such tender offers, and that any repurchases of Shares will be made at such times and on such terms as may be determined by the Board of Trustees of the Fund (the “Board of Trustees”; and individually, the “Trustees”) from time-to-time in its sole discretion. Consequently, I acknowledge that I am aware that I may have to bear the economic risk of investment in the Fund indefinitely and that Shares are speculative and illiquid securities involving substantial risk of loss.

E)       I understand that the Fund Documents are not an offer to sell Shares and are not soliciting an offer to buy Shares in any state or jurisdiction where such offer or sale is not permitted.

F)       I will acquire Shares of the Fund for my own account for investment purposes only, and not with a view to or for the re-sale, distribution or fractionalization thereof, in whole or in part. I agree not to offer, sell, transfer, pledge, hypothecate or otherwise dispose of, directly or indirectly, all or any number of the Shares or any interest therein, except in accordance with the terms and provisions of the Fund Documents and applicable law (including without limitation, the registration requirements of the Securities Act or an exemption therefrom, and any other applicable securities laws).

G)       I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act (as defined below).

H)

(1)       I certify that if I am a Fiduciary (as defined below) executing this investor certification on behalf of an employee benefit plan as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to ERISA (a “Plan”); I represent and warrant that Hamilton Lane Advisors, L.L.C. (the “Investment Manager”), and its affiliates have not acted as a Fiduciary (as defined by Section 3(21) of ERISA) with respect to the purchase, holding or disposition of Shares; and that no advice provided by the Investment Manager or any of its affiliates has formed a basis for any investment decision by the Plan or me in connection with such purchase, holding or disposition.

(2)       I further represent and warrant that the investment by the Plan in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA), and that the investment in the Fund is permitted under ERISA, the Internal Revenue Code, other applicable law and the governing plan documents of the Plan.

(3)       I further represent and warrant that the Plan’s purchase of the Shares does not, and will not (assuming compliance by the Fund with its governing agreements), result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code (or in the case of any governmental plan, any Federal, state or local law that is substantially similar).

(4)       I represent that the Plan’s investment in the Fund has been duly authorized and approved by all necessary parties.

(5)       I certify that if I am a Fiduciary of the Plan: (i) I am authorized to make, and am responsible for, the decision for the Plan to invest in the Fund, including, if the Plan is subject to ERISA, that determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) I am independent of the Investment Manager, distributor, each other selling agent and each of their respective affiliates; (iii) I am qualified to make such investment decisions; and (iv) I have not relied on any individual advice or recommendation of the Investment Manager, the distributor, any other selling agent, any of their respective affiliates, or any of their respective agents or employees as a primary basis for the decision to invest in the Shares.

I)       In connection with the Fund’s efforts to comply with applicable laws concerning money laundering and related activities, I represent, warrant and agree that to the best of my knowledge based upon reasonable diligence and investigation:

(1)       I am not (nor is any person or entity controlled by, controlling or under common control with me, or any of my Beneficial Owners) any of the following:

(a)       A person or entity listed in the Annex to Executive Order 13224 (2001) issued by the President of the United States, which is posted on the website of the U.S. Department of Treasury (http:// www.treas.gov).

(b)       Named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC), which is posted on the website of the U.S. Department of Treasury (http://www.treas.gov) under “OFAC/SDN List.”

(c)       A person or entity residing in, or whose subscription funds are transferred from or through an account in, a foreign country or territory that has been designated as a “Non-Cooperative Jurisdiction” by the Financial Action Task Force.

(d)       A person or entity residing in, or in the case of an entity organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the U.S. Treasury under Sections 311 or 312 of the U.S.A. Patriot Act, and the regulations promulgated thereunder as warranting special measures due to money laundering concerns. For updates, see the website of the U.S. Department of Treasury (www.treas.gov).

(e)       A foreign shell bank (See U.S.A. Patriot Act and related regulations for definition).

(f)       A senior foreign political figure. This restriction on senior foreign political figures also applies to any immediate family member of such figure or close associate of such figure (See U.S.A Patriot Act and related regulations for definitions).

(2)       No consideration that I contributed or will contribute to the Fund:

(a)       Shall originate from, nor will they be routed through, a foreign shell bank or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(b)       Has been or shall be derived from, or related to, any activity that is deemed criminal under U.S. law.

(c)       Shall cause the Fund or the Investment Manager to be in violation of the U.S. Bank Secrecy Act and all other federal anti-money laundering regulations.

(3)       I understand and agree that if at any time it is discovered that any of the representations in this Section I are incorrect, or if otherwise required by applicable law related to money laundering and similar activities, the Investment Manager may, in their sole discretion and notwithstanding anything to the contrary in the Fund Documents, as each may be amended or modified from time to time, undertake appropriate actions to ensure compliance with applicable law, including but not limited to freezing, segregating or redeeming my subscription in the Fund.

(4)       I further understand that the Fund or the Investment Manager may release confidential information about me and, if applicable, any underlying beneficial ownership, to proper authorities if the Fund or the Investment Manager, in their sole discretion, determines that it is in the best interests of the Fund in light of applicable law concerning money laundering and similar activities.

(5)       I agree to provide to the Fund and its service providers any additional information that the Fund deems necessary or appropriate to ensure compliance with all applicable laws concerning money laundering and similar activities. I shall promptly notify the Fund if any of the representations in this Section I cease to be true and accurate. I agree to call the Fund if I need more information about Section I or if I am unsure whether any of the categories apply to me.

J)       I understand and represent that I am not a Politically Exposed Person. A “Politically Exposed Person”1 is a senior foreign political figure,2 an immediate family member of a senior political figure3 or a close associate of a Senior Foreign Political Figure.4

1	The term “Politically Exposed Person,” or “PEP,” is commonly used to refer to foreign individuals who are or have been entrusted with prominent public function, as well as their immediate family members and close associates. A politically exposed person includes, but is not limited to, senior foreign political figures.

2	A “senior foreign political figure” (“SFPF”) is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned commercial enterprise. In addition, a SFPF includes any corporation, business or other entity that has been formed by, or for the benefit of, a SFPF. For purposes of this definition, a “senior official” or “senior executive” means an individual with substantial authority over policy, operations, or the use of government-owned resources.

3	“Immediate family” of a PEP, including, without limitation, SFPFs, typically includes the figure’s spouses, parents, siblings, children and a spouse’s parents and siblings.

4	A “close associate” of a PEP, including, without limitation, SFPFs, is a person who is widely and publicly known (or is actually known) to maintain an unusually close relationship with the PEP, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the PEP.

K)       I understand that the Fund and its affiliates are relying on the certification and agreements made herein in determining my qualification and suitability as an investor in the Fund. I understand that an investment in the Fund is not appropriate for, and may not be acquired by, any person who cannot make this certification, and, to the extent permitted by applicable law, agree to indemnify the Fund, the Investment Manager, and their respective affiliates, directors, trustees, managers, members, shareholders, partners, officers, and employees and hold each of them harmless from any liability that they may incur as a result of this certification being untrue in any respect.

L)       The representations, warranties, agreements, undertakings and acknowledgments made by me in this Application are made with the intent that they be relied upon by the Fund in determining my suitability as an investor in the Fund and shall survive my investment. I agree to provide, if requested, any additional information that may reasonably be required to determine eligibility to invest in the Fund or to enable the Fund to determine the Fund’s compliance with applicable regulatory requirements or tax status. In addition, I undertake to notify the Fund immediately of any change with respect to any of the information or representations made herein and to provide the Fund with such further information as the Fund may reasonably require.

M)       I acknowledge that this Application shall be governed by and construed and enforced in accordance with the laws of the State of Delaware with all rights being governed by Delaware law without regard to any applicable rules relating to conflicts of laws.

ADDITIONAL REQUIRED DOCUMENTS

Additional documents are required depending upon the type of account ownership. Please note that this is not an all-inclusive list – other documents may be required that are not listed below.

Corporations and LLC’s

•	Certified copy of Certificate of Incorporation (or equivalent organizational document) and Certificate of Good Standing (or equivalent to evidence that company remains in good standing); or

•	Certified copy of Memorandum and Articles of Association

Partnerships

•	Certified copy of Certificate of Limited Partnership or Certificate of Formation as applicable (or equivalent organizational documents); or

•	Certified copy of Partnership Agreement

Trusts

•	Certified copy of trust deed or agreement (or equivalent organizational document); or

•	Certified copies of any resolutions, power of attorney or authorization letters authorizing the investors investment (if applicable)

Hamilton Lane Private Secondary Fund Subscription Document

The Fund accepts investments from individuals or entities with a U.S. Social Security Number or Taxpayer Identification Number and a U.S. address, or from foreign institutions in accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 ( the “U.S.A. Patriot Act”) and rules thereunder. Please note that the value of your account may be transferred to the appropriate state if no activity occurs in the account within the time period specified by state law.

☐ Initial Investment	☐ Subsequent Investment

☐ CLASS R SHARE	☐ CLASS I SHARE	☐ CLASS Y SHARE

1.       Account Registration

Please choose ONE of the appropriate sections to complete based upon the account type you wish to establish. Note, if you are completing Section C, it is required that you provide beneficial ownership information and an authorized controlling individual.

See Appendix A-1 above for list of Required Documents

Section A:

☐ Individual

☐ Joint*

☐ Individual Retirement Account (IRA)

(*may not be a minor; joint tenants with rights of survivorship unless otherwise noted)

Owner’s NAME

Owner’s Social Security Number (SSN)	Owner’s Date of Birth (DOB)

Joint Owner’s NAME

Joint Owner’s SSN	Joint Owner’s DOB

Section B:

☐ Trust

ADDITIONAL DOCUMENTS ARE REQUIRED. Note: For Statutory Trusts, fill out Section C.
See page [5] for list of Required Documents

Trust NAME

Tax ID	Date of Trust

Trustee NAME

Trustee SSN	Trustee DOB

Additional Trustee NAME (if applicable)

Additional Trustee SSN	Additional Trustee DOB

Section C:

ORGANIZATIONAL DOCUMENT IS REQUIRED such as Articles of Incorporation. If a Statutory Trust, please include entire trust instrument.
See page [5] for list of Required Documents.

☐ Statutory Trust ☐ Partnership ☐ Government ☐ S-Corp ☐ C-Corp

☐ 401(k) Plan ☐ Profit Sharing Plan ☐ Other Retirement Plan

☐ LLC Classified for tax purposes by one of the following:

☐ Partnership ☐ S-Corporation ☐ C-Corporation

☐ Other Entity: __________________________________________________

Entity NAME: _________________________________________________________________________________

Entity Tax Identification Number: ___________________________

☐ Check if appropriate: I am an exempt recipient as defined under U.S. federal income tax regulations

(e.g., C-Corporation, financial institution, registered broker-dealer, or tax-exempt organization).

Exempt payee code: ___________________________

Beneficial Owners – Certification of Beneficial Owners for Legal Entity Clients

This information is required by federal regulations as a means to identify and document information for individuals who own and/or control a legal entity.

To help the government fight financial crime, federal regulation requires certain financial institutions to obtain, verify, and record information about the beneficial owners of legal entity customers (“Beneficial Owners”). A legal entity includes a corporation, limited liability company, an entity that is created by a filing of a public document with a Secretary of State or similar office, a general partnership and any similar business entity formed in The United States of America or a foreign country. A legal entity does not include sole proprietorships, unincorporated associations, or natural persons opening accounts on their own behalf.

Do not complete if the entity is publicly traded on an exchange or subject to ERISA.

Identify each individual who owns—directly or indirectly through any agreement, arrangement, understanding, relationship, or otherwise—25% or more of the equity interests of the legal entity.

☐	Check this box if no individual owns 25% or more of the legal entity and that you will inform the Fund if/when an individual assumes 25% or more ownership.

(1) Beneficial Owner’s NAME (first, middle, last)

Beneficial Owner’s Residence

Beneficial Owner’s SSN	Beneficial Owner’s DOB

(2) Beneficial Owner’s NAME (first, middle, last)

Beneficial Owner’s Residence

Beneficial Owner’s SSN	Beneficial Owner’s DOB

(For additional Beneficial Owners, please include a letter of instruction.)

Authorized Controlling Individual (Required)

Provide information for one individual with significant responsibility for managing the legal entity (i.e., CEO, CFO, managing member, general partner, president, treasurer, etc.)

Authorized Controlling Individual’s NAME (first, middle, last)

Authorized Controlling Individual’s Residence Address

Authorized Controlling Individual’s SSN	Authorized Controlling Individual’s DOB

2. Mailing Address and Other Contact Information

Applications will only be accepted if they contain a U.S. Street address.

Street Address (If PO Box, please indicate the residential/street address below)

City	State	Zip Code

Daytime Telephone	Evening Telephone

Email Address*	Fax Number

(Section 2 continued)

☐ Additional Address, OR

☐ Residential/Street Address

Street Address (If PO Box, Please indicate the residential/street address below)

City	State	Zip Code

Daytime Telephone	Evening Telephone

Email Address*	Fax Number

E-Delivery ☐ YES       ☐ NO

* Please note that by providing an e-mail address and selecting yes to e-delivery, you are consenting to electronic delivery of Fund Documentation. Your selection applies to any periodic reports and all other account-related documents that the Fund will send to you. Many of the documents will contain confidential information that is specific to your private financial matters. Regardless of the delivery method you select, the Fund will take reasonable precautions to ensure the integrity, confidentiality and security of the documents, but will not be liable for any interception. Please note that you will first receive a hard copy trade confirmation with your account number which you will need in order to register your account online for electronic delivery. Once you register, the Fund will deliver a document to you via email with a link to the document. Such selection will remain in effect as long as you maintain an investment with the Fund or until you notify the Fund of a change. The Fund does not impose any additional charge for electronic delivery, but you may incur charges from your Internet service provider, your telephone company or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

3. Investment Instructions

Initial Investment minimums:	$____________________
Class R Share $25,000	Subscription Amount
Class I Share $25,000
Class Y Share $1,000,000 Subsequent Investment minimum $1,000	☐ Purchase by CHECK (make check payable to Hamilton Lane Private Secondary Fund)
☐ Purchase by WIRE (see wiring instructions on page 2)

CLASS R SHARE ONLY
Up-front sales charge
☐ YES ☐ NO
Amount: $__________ OR_________%

4.      Custodian Information

Must be completed for IRA and all custodial accounts.

Custodian NAME

Custodian Tax ID

Custodian Street Address

City	State	Zip Code

Custodian Phone Number

5. Custodian Bank Information

Must be completed for IRA and all custodial accounts.

Custodian Bank NAME

Custodian Bank Street Address

City	State	Zip Code

NAME(S) of Bank Account

Bank Account Number	ABA Number (available from your bank)

For Further Credit Name

For Further Credit Account Number

6.       Broker/Dealer or Financial Advisor Information (if applicable)*

☐	Registered Investment Advisor (“RIA”) – By checking this box, the RIA/advisor agrees that they are ineligible for any payments on behalf of this trade. Including, but not limited to, receiving tender and/or distribution proceeds on behalf of the investor, any revenue sharing, distribution and service fees (if applicable), etc.

Representative/RIA NAME	Rep Number/CRD #

Broker/Dealer or Firm NAME

Broker/Dealer or Firm Address

City	State	Zip Code

Representative Phone Telephone	Representative Email Address

Investor Account Number at Firm

*Prospective investors are advised and hereby acknowledge that the Investment Manager and/or its respective affiliates may pay ongoing consideration to intermediaries in connection with the offering and sale of Shares and/or ongoing services provided by such parties in connection therewith.

7.      Bank Information

For direct investments only: all custodial accounts must complete Section 4.

Please attach a voided, unsigned check or deposit slip for this bank account. If the information on the voided check differs from information on this Application, the information from the voided check will be used.

Bank NAME

Bank Street Address

City	State	Zip Code

NAME(S) on Bank Account

Bank Account Number	ABA Number (if available)

8.      Distribution Information

If no option is selected, the default is Reinvested in accordance with the provisions of the Fund’s dividend reinvestment plan.

☐ Reinvested
☐ Send all distributions via WIRE to the Custodian listed in Section 4
☐ Send all distributions via WIRE to the Bank listed in Section 7

9.      Cost Basis Relief

If no option is selected, the default is FIFO (first in, first out).

☐ FIFO (first in, first out)
☐ LIFO ( last in, last out)
☐ LOFO (lowest in, first out)
☐ HIFO (highest in, first out)
☐ Average Cost
☐ Specific Lot ID

If no option is selected above, your account will use the Fund’s default method. If your account cost basis method is Average Cost and you are receiving a gift, you agree to receive that gift at fair market value if received at a loss.

10.      Accredited Investor Status

I certify that I am an “accredited investor” at the time of my investment in the Fund because I satisfy one or more of the categories listed below.

FOR INDIVIDUALS (check all applicable boxes):

☐ By checking the foregoing box, I hereby certify that I either:

(a)	have a net worth, or joint net worth with my spouse or spousal equivalent, in excess of $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse or spousal equivalent*, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an investor’s primary residence should not be included as a “liability,” except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness; or

(b)	have had an individual annual adjusted gross income during the last two full calendar years of in excess of $200,000 (or joint income together with my spouse or spousal equivalent of in excess of $300,000) and reasonably expect to have an annual income in excess of $200,000 (or joint income together with my spouse or spousal equivalent of in excess of $300,000) during the current calendar year, I have no reason to believe that my income will not remain in excess of $200,000 (or joint income in excess of $300,000) for the foreseeable future.

☐ By checking the foregoing box, I hereby certify that I am an individual holding, in good standing, a Financial Industry Regulatory Authority, Inc. (“FINRA”) Series 7, Series 82 or Series 65 license and/or any such other professional certification, designation or credential from an accredited educational institution that that U.S. Securities and Exchange Commission (“SEC”) has designated under Rule 501(a)(10) under the Securities Act as qualifying an individual for “accredited investor” status.**

*A cohabitant occupying a relationship generally equivalent to that of a spouse.

** Please list each such professional certification, designation or other credential held by the Subscriber.

The Fund, in its sole discretion, may request additional information regarding Subscriber’s credential referred to above.

As applicable, please list the FINRA member or investment adviser with which the Subscriber is associated:

☐	By checking the foregoing box, I hereby certify that I am an individual who is a “knowledgeable employee” of Hamilton Lane Advisors, LLC.

FOR ENTITIES (check all applicable boxes):

☐	An entity, including a grantor trust, in which all of the equity owners are “accredited investors” (for this purpose, the beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).

☐	A “bank” as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

☐	An “insurance company” as defined in Section 2(a)(13) of the Securities Act.

☐	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

☐	An investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

☐	A “business development company” as defined in Section 2(a) (48) of the 1940 Act.

☐	A small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	A “private business development company” as defined in Section 202(a)(22) of the Advisers Act.

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; a corporation, Massachusetts or similar business trust; limited liability company or partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

☐	A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

☐	An employee benefit plan within the meaning of the ERISA if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5 million.

☐	A Rural Business Investment Company as defined in Section 384A of the U.S. Consolidated Farm and Rural Development Act.

☐	An investment adviser registered pursuant to Section 203 of the Advisers act or registered under the laws of any U.S. state.

☐	An investment adviser relying on an exemption from registering with the SEC under Section 203(l) or (m) of the Advisers Act.

☐	An entity, of a type not listed above, not formed for the specific purpose of acquiring the Shares offered, that owns in excess of $5 million in “investments,” as defined in Rule 2a51-1 under the 1940 Act.

☐	A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) with assets under management in excess of $5 million, not formed for the specific purpose of acquiring the Shares offered, and whose purchase of the Shares is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the purchase of the Shares.

☐	A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a “family office” meeting the requirements of the immediately preceding category, whose purchase of the Shares is directed by such family office.

☐	An entity formed for the purpose of purchasing the Shares offered, with each individual that owns an interest in such entity meeting one of the “For Individual” requirements described above.

Note: In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the Fiduciary of the account or by the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the Fiduciary.

11.      Qualified Client Status

I certify that I am a “qualified client” at the time of my investment in the Fund because I satisfy one or more of the categories of qualified client listed below.

A.	FOR INDIVIDUALS:

☐	A natural person who:

(i)         has a net worth* (including assets jointly held with a spouse) exceeding $2,200,000;

(ii)        has at least $1,100,000 under the management of the Fund’s investment adviser;

(iii)        is a “qualified purchaser” as defined in Section 2(a)(51)(a) of the 1940 Act; or

(iv)       Immediately prior to completing the Application is:

(a)       an executive officer, director, trustee general partner, or person serving in a similar capacity, of the Fund’s investment adviser; or

(b)	an employee of the Fund’s investment adviser (other than an employee performing solely clerical, secretarial or administrative functions with regard to the investment adviser) who, in connection with his or her regular functions or duties, participates in the investment activities of such investment adviser, provided that such employee has been performing such functions and duties for or on behalf of the investment adviser, or substantially similar functions or duties for or on behalf of another company for at least 12 months.

*(For purposes of calculating net worth: (i) your primary residence shall not be included as an asset; (ii) indebtedness that is secured by your primary residence, up to the estimated fair market value of the primary residence at the time you invest in the Fund, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time you invest in the Fund exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) indebtedness that is secured by your primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability.)

B.	B. FOR ENTITIES:

☐	Investment Companies: An entity that is (i) exempt from registration as an investment company under 3(c)(1) of the 1940 Act, (ii) an investment company registered under the 1940 Act or (iii) a “business development company” as defined in Section 2(a)(48) of the 1940 Act – in each case all of whose equity owners meet (A) above.

☐	Non-Investment Companies: An entity that is not covered by the preceding selection applicable to Investment Companies and that meets at least one of the tests in (A)(i)-(iii) above.

12.      Acknowledgment and Signature

All account owners/trustees must sign.

By signing below: (Please check all three boxes)

☐	I certify that I have received and read the current Prospectus and Privacy Notice of the Fund in which I am investing and agree to be bound by its terms and conditions. I certify that I have the authority and legal capacity to make this purchase and that I am of legal age in my state of residence.

☐	I authorize Hamilton Lane Private Secondary Fund and its agents to act upon instructions (by phone, in writing or other means) believed to be genuine and in accordance with the procedures described in the Prospectus for this account. I agree that neither Hamilton Lane Private Secondary Fund nor the transfer agent will be liable for any loss, cost or expense for acting on such instructions.

☐	I certify that I am not a Foreign Financial Institution as defined in the U.S.A. Patriot Act.

Under penalty of perjury, I certify that:

1.       The Social Security Number or Taxpayer Identification Number shown on this Application is correct.

2.       I am not subject to backup withholding because:

(a)       I am exempt from backup withholding;

(b)       I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends; or

(c)       the IRS has notified me that I am no longer subject to backup withholding.

3.       I am a U.S. citizen or other U.S. Person (including resident alien).

4.       I am exempt from Foreign Account Tax Compliance Act reporting.

Note: Cross out item 2 if you have been notified by the IRS that you are currently subject to backup withholding.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

If this is an IRA, the custodian or trustee of the account is also required to execute this Agreement below:

Signature of Owner, Trustee, Custodian or Authorized Signor	Date

Signature of Joint Owner, Trustee, Custodian or Authorized Signor	Date

Printed Name of Authorized Signer

Printed Name of Authorized Signer(s) (if applicable)

DISCRETIONARY ACCOUNTS must provide a copy of the investment management agreement. If you have discretion on the account, you are an Authorized Signor and may sign on behalf of the client.